Exhibit 99.23(j)(i)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Certified Public Accountants" in the Registration Statement (Form N-1A) of The Potomac Insurance Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 (File No. 333-93813) and this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09761).


                                                /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
July 22, 2002